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                                                                   EXHIBIT 10.26

             AMENDMENT NUMBER FIFTEEN TO CONSOLIDATED, AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER FIFTEEN TO CONSOLIDATED, AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), is entered into as of September 7, 2001, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404, MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation ("MEWI"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MALIBU MANAGEMENT COMPANY, a Georgia corporation ("MMC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MALIBU GRAND PRIX CORPORATION, a Delaware corporation ("MGPC") with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, TUCSON MGPC, INC., an Arizona corporation ("Tucson"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, PUENTE HILLS MGPC, INC., a California corporation with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, REDONDO BEACH CASTLE MGPC, INC., a California corporation ("RBC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, REDWOOD CITY CASTLE MGPC, INC., a California corporation ("RCC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, SAN DIEGO MGPC, INC., a California corporation ("San Diego"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, PORTLAND MGPC, INC., an Oregon corporation ("Portland"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, DALLAS CASTLE MGPC, INC., a Texas corporation ("DC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, SAN ANTONIO CASTLE MGPC, INC., a Texas corporation ("SAC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, SAN ANTONIO MGPC, INC., a Texas corporation ("San Antonio"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA DEVELOPMENT COMPANY, a Georgia corporation ("MDC), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MALIBU GRAND PRIX DESIGN & MANUFACTURING, INC., a California corporation ("MGPDMI"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MALIBU GRAND PRIX FINANCIAL SERVICES, INC., a California corporation ("MGPFSI"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, OFF TRACK MANAGEMENT, INC., a California corporation ("Off Track"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MGP SPECIAL, INC., a California corporation ("Special"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, AMUSEMENT MANAGEMENT FLORIDA, INC., a Florida corporation ("Amusement"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MALIBU GRAND PRIX CONSULTING, INC., a California corporation ("Consulting"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA - MEI INTERNATIONAL, INC., a Georgia corporation ("MMEII"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA
- MEI LIMITED COMPANY, INC., a California corporation ("MMEILC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA - MEI CALIFORNIA, INC., a California corporation ("MCNC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA - MEI CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership ("MMEICLP"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, MOUNTASIA FAMILY ENTERTAINMENT
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CENTERS, INC., a Texas corporation ("MFEC"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201, and MALIBU CENTERS, INC., a Delaware corporation ("MCI"), with its chief executive office located at 717 North Harwood, Suite 1650, Dallas, Texas 75201.

                                   RECITALS:

A. Borrower and Foothill are parties to the Consolidated, Amended, and Restated Loan and Security Agreement, entered into as of August 22, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement").

B. Foothill and Old Hill Partners Inc., a Delaware corporation ("Old Hill") have entered into that certain Loan Purchase Contract dated as of the date hereof (the "Loan Purchase Contract"), pursuant to which Purchaser is acquiring all of Foothill's rights, and is assuming all of Foothill's obligations, under the Loan Documents.

C. Borrower has requested that Foothill amend the Loan Agreement to: (i) extend the Maturity Date and (ii) otherwise amend the Loan Agreement as more particularly described hereinbelow.

D. Borrower and Foothill desire to amend the Loan Agreement as more particularly described hereinbelow.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the sufficiency and adequacy of which is hereby acknowledged and confessed, Foothill and Borrower hereby agree as follows:

     1. Definitions. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Loan Agreement.

     2.   Amendments to the Loan Agreement.

          a. Section 1.1 of the Loan Agreement hereby is amended by adding or amending and restating, as applicable, each of the following definitions in alphabetical order.

     "Eligible Assignee" means any person which has been approved by Borrower, which approval shall not be unreasonably withheld, and which either (a) is organized under the laws of the United States, one of its fifty (50) states or the District of Columbia, or (b) is organized under the laws of a jurisdiction outside of the United States, its territories or possessions and which has certified that (x) it does not directly or constructively own ten percent (10%) or more of the total combined voting power of all classes of voting stock of Borrower (i.e., such person is not a "10 percent shareholder" within the meaning of section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended, (the "Code")), (y) it is not a related person within the meaning of section 864(d)(4) of the Code, and (z) is not a "bank" within the definition of section 581 of the Code.

     "Fifteenth Amendment" means that certain Amendment Number Fifteen to Consolidated, Amended, and Restated Loan and Security Agreement, dated as of September 7, 2001.


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     "Fifteenth Amendment Closing Date" means the date on which each of the conditions precedent set forth in Section 3 of the Fifteenth Amendment are satisfied in full.

     "Fifteenth Amendment Fee" shall have the meaning ascribed to such term in
Section 2.10.

     "Maturity Date" means August 21, 2003; provided, however, that Borrower may extend the Maturity Date for one (1) additional year to August 21, 2004 upon (i) delivery of written notice of such extension to Foothill on or before June 21, 2003, and (ii) payment to Foothill of a one percent (1%) extension fee on the then current outstanding principal balance on the loan as of the effective date of such extension notice (described in the immediately preceding clause (i)), which extension fee shall be added to the Loan Account in lieu of payment on such date.

     "Non-Default Rate" means a per annum rate of interest equal to a fixed interest rate of fourteen percent (14%).

     "Note" means that certain Promissory Note dated as of the Fifteenth Amendment Closing Date in substantially the form attached hereto as Exhibit A, made by Borrower in favor of Foothill, executed by Borrower, and payable by Borrower to Foothill as specified therein, in the original principal sum of $12,700,000 as the same may be increased, amended, restated, replaced, supplemented or otherwise modified from time to time, and all notes issued upon transfer, division or combination or, or in substitution for, the Note.

     "Park(s)" means any existing or future Malibu SpeedZone(R) amusement park(s) owned or operated by Borrower and/or its Subsidiaries. The acquisition and/or development of a new Park shall be a Permitted Acquisition.

     "Participant" means any Person (including any Eligible Assignee) to which Foothill has sold a participation or other interest in its rights under the Loan Documents.

     "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that are not yet due and payable or that are being contested as provided in Section 6.9, (c) Liens set forth on Schedule P-1 attached hereto, (d) the interests of lessors arising after the Closing Date under operating leases, (e) Liens securing Permitted Purchase Money Indebtedness so long as the Lien only attaches to the asset or property developed, purchased, or acquired, (f) Liens arising by operation of law in favor of warehouseman, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary courses of business of Borrower and not in connection with the borrowing of money, for sums not yet delinquent or that are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable financial statements of Borrower, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower,(j) Liens of or resulting from any judgment or award that do not give rise to an Event of Default under Section 8.9, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill, (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged

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in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower, (m) Liens securing Permitted Unrestricted Subsidiary Indebtedness so long as the Lien only attaches to the assets and properties of such Unrestricted Subsidiary, (n) Liens relating to and securing any future financing from a third party lender relating to any new Park or Parks, and (o) Liens relating to any Indebtedness permitted under Section 7.1.

     "Permitted Transactions" means (a) the NEF Acquisition, (b) the Willowbrook Acquisition, (c) the Nine Percent Debenture Amendments, (d) the Nine Percent Debenture Conversion, (e) the NEF Debenture Conversion, (f) the Ten Percent Debenture Conversion, (g) Permitted Subordinated Debt Payments, (h) Permitted Special Distributions, (i) Permitted Unrestricted Subsidiary Investments, (j) Permitted Unrestricted Subsidiary Transactions, (k) Permitted Hampstead Transactions, (l) any transaction or transactions entered into by or on behalf of MEWI or any of its Affiliates and resulting in the acquisition or repurchase of any equity interest or capital stock of MEWI (including but not limited to Series BB Preferred Stock and Common Stock) held by Partnership Acquisition Trust V, a Delaware business trust, or any of its Affiliates (including but not limited to Nomura Asset Capital Corporation, (m) any transaction or transactions as contemplated by Section 7.20, (n) the delivery by MEWI to Old Hill Partners Inc., a Delaware corporation, of warrants to purchase Series CC Preferred Stock of MEWI that, as converted and on a fully-diluted basis, will constitute a seven and one-half percent (7.5%) ownership interest in of the then-outstanding Series CC Preferred Stock of MEWI as of the Fifteenth Amendment Closing Date, (o) the future acquisition, construction or operation of any Park or Parks, including the incurring of any Indebtedness relating thereto and permitted under Section
7.1 and (p) the guarantee by Borrower or any of its Subsidiaries of any Indebtedness permitted under Section 7.1.

     "Permitted Uses" means the use of the proceeds of Advances and the Term Loans to (a) fund the acquisition and development of FunCenters and Parks, and
(b) fund Borrower's working capital and general corporate purposes (including Capital Expenditures).

     "Release Condition" means (a) with respect to any Permitted Disposition (other than an Ordinary Course Disposition) that (i) no Default or Event of Default has occurred and is continuing or would result therefrom; (ii) the terms and conditions of each such Permitted Disposition (including, without limitation, the sale price thereof) are reasonably acceptable (from the perspective of secured asset based lender) to Foothill; and (iii) Borrower shall have caused the purchaser of such Equipment or Real Property to wire transfer to Foothill in immediately available funds an amount equal to the Required Amount (if any), and (b) with respect to any Ordinary Course Disposition that (i) Borrower is receiving fair value for the Equipment that is the subject of such sale, exchange, or other disposition.

     "Release Transactions" means the following transactions: (a) the sale of the Real Property located at 3005 George Busbee Parkway, Cobb County, Kennesaw, Georgia 30144, (b) the sale and leaseback of the Real Property located at 14320 North Nebraska, Hillsborough County, Tampa, Florida 33613, and (c) the sale of Borrower's interest in the Real Property consisting of vacant land only (the "Willowbrook Land") located at 17190 Tomball Parkway, Harris County, Houston, Texas 77064. Each Release Transaction is a Permitted Disposition.

     "Required Amount" means, except as provided in Section 2.12 hereof, the amount determined as set forth on Schedule A attached hereto and incorporated herein by this



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reference with respect to the Real Properties. Each sale, disposition or other transfer of a Real Property described on Schedule A is a Permitted Disposition.

     "Restructuring Fee" shall have the meaning ascribed to such term in Section
2.21 hereof.

     "TE Lane" means "Top Eliminator" Lane.

          b. Sections 2.5(a) and 2.5(b) of the Loan Agreement are hereby amended and restated in their entirety as follows:

     "2.5 INTEREST: RATES, PAYMENTS, AND CALCULATIONS.

     (a) Interest Rate. Except as provided in clause (b) below, all Obligations shall bear interest at a per annum rate equal to the Non-Default Rate.

     (b) Default Rate. From and after an Event of Default and only during the continuation thereof, all Obligations shall bear interest at a per annum rate equal to three (3) percentage points above the Non-Default Rate."

          c. Section 2.10 of the Loan Agreement hereby is amended and restated in its entirety as follows:

     "2.10 FEE. In connection with the execution and delivery of the Fifteenth Amendment, Borrower shall pay to Foothill a fee equal to $127,000 (the "Fifteenth Amendment Fee") which shall be fully earned and nonrefundable as of the Fifteenth Amendment Closing Date and shall be payable in cash on or before 5:00 p.m. Eastern Time on the second Business Day following the Fifteenth Amendment Closing Date. Borrower shall not be required to make payment of the Fifteenth Amendment Fee directly to Foothill, but rather Foothill shall deduct and retain the amount of the Fifteenth Amendment Fee from the Restructuring Fee to be paid by Foothill to Borrower in cash as provided in Section 2.21."

          d. Section 2.12 of the Loan Agreement hereby is amended and restated in its entirety as follows:

     "2.12 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS.

     (a) Notwithstanding anything to the contrary provided herein, Borrower shall be entitled to take possession of six (6) TE Lanes (the "Six TE Lanes") from any source for installation by Borrower in one or more new Parks, and Foothill shall release such Six TE Lanes from all liens in favor of Foothill without requiring Borrower to make any mandatory prepayment to reduce the outstanding principal balance of the Loan Account and the Obligations under the Loan Agreement, or to make a payment of any other fee or expense to Foothill. Thereafter, if Borrower desires to install one or more additional TE Lanes (the "Additional TE Lanes") in one or more Parks, Borrower may obtain a release of the lien held by Foothill on such Additional TE Lanes by making a mandatory prepayment of $100,000 to Foothill with respect to each Additional TE Lane to be released. Notwithstanding anything to the contrary provided herein, upon the sale of any TE Lane by Borrower to any third party, Borrower shall make a mandatory prepayment in the Required Amount, if any, set forth in Schedule A, and Foothill shall upon receipt of such mandatory prepayment release its lien on such TE Lane.



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     (b)  Notwithstanding anything to the contrary provided herein, upon the consummation of a Release Transaction, no mandatory payment to Foothill or other payment to reduce the outstanding principal balance on the Obligations or the Loan Account shall be required hereunder, and provided no Event of Default shall then exist, Foothill shall release its liens on the Real Property that is the subject of the Release Transaction within five (5) Business Days after receipt of Borrower's request for such release. Borrower shall be entitled to one hundred percent (100%) of the Net Cash Proceeds from the Release Transactions.

     (c)  Intentionally Omitted.

     (d) Immediately upon the consummation of any Permitted Disposition (other than an Ordinary Course Disposition), Borrower shall (except as otherwise provided in Subsections 2.12(a) and (b) hereof):

          (i) repay Term Loan A in an amount equal to the Required Amount applicable to such Permitted Disposition, and the amount so prepaid shall permanently reduce Term Loan A on a dollar-for-dollar basis; and

          (ii) if Term Loan A has been repaid or prepaid in full pursuant to clause (i) above, prepay the Advances made by Foothill to Borrower under
     Section 2.1 in an amount equal to the Required Amount applicable to such Permitted Disposition (or the balance remaining after the prepayment of Term Loan A pursuant to clause (i) above), and the amount so prepaid shall permanently reduce the Maximum Revolving Amount automatically, on a dollar-for-dollar basis.

     (e)  [Intentionally Omitted].

     (f)  [Intentionally Omitted]"

          e.   The following new Section 2.13, Section 2.14,  Section 2.15,
               Section 2.16,  Section 2.17, Section 2.18, Section 2.19 and
               Section 2.20 are hereby added to the Loan Agreement as follows:

     "2.13 GROSS UP FOR TAXES. Any and all payments by Borrower hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding any taxes imposed by the United States, or any state or political subdivision thereof (each, a "Governmental Authority"), on Foothill (or any Eligible Assignee) as a result of a present, former or future connection between the United States or any state or political subdivision thereof imposing such tax on Foothill (or such Eligible Assignee)(other than a connection resulting from or attributable to Foothill's (or such Eligible Assignee's) consummating or participating in the transactions contemplated by this Agreement or any other Loan Document)(all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to Foothill (or any Eligible Assignee), (l) the sum payable shall be increased by the amount (an "Additional Amount") necessary so that after making all required deductions (including deductions applicable to Additional Amounts payable under this Section 2.13) Foothill (or the Eligible Assignee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.


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     2.14     OTHER TAXES. Borrower agrees to pay to the relevant Governmental
Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (collectively or individually, the "Other Taxes") that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

     2.15 TAX INDEMNITY. Borrower will indemnify for the full amount of Taxes and Other Taxes paid by Foothill (or an Eligible Assignee) and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto (except in the case of gross negligence or wilful misconduct of Foothill (or the Eligible Assignee)), provided that if such Taxes or Other Taxes were not correctly and legally asserted by the relevant Governmental Authority, the provision of Section 2.16 with respect to refunds shall be applicable. A certificate as to the amount of such payment or liability prepared by Foothill, (or the Eligible Assignee), absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within thirty
(30) days after the date Foothill (or the Eligible Assignee) makes written demand therefor.


     2.16 CONTESTS AND TAX REFUNDS. If Borrower determines in good faith that a reasonable basis exists for contesting any of the Taxes or the Other Taxes, Foothill (or the Eligible Assignee) shall use commercially reasonable efforts to cooperate with Borrower in challenging such Taxes or Other Taxes at Borrower's expense if requested by Borrower. If Foothill (or the Eligible Assignee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes which have been paid by Borrower, or which have been indemnified by Borrower pursuant to Section 2.15, or with respect to which Borrower has paid Additional Amounts pursuant to
Section 2.13, it shall promptly notify Borrower of the availability of such refund claim and shall, within thirty (30) days after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund at Borrower's expense. If Foothill (or an Eligible Assignee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes which have been paid or indemnified by Borrower or with respect to which a Borrower has paid Additional Amounts pursuant to Section 2.13, or Section 2.15, above, it shall within thirty
(30) days from the date of such receipt pay over such refund to Borrower (but only to the extent of indemnity payments made, or Additional Amounts paid, by Borrower with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Foothill (or the Eligible Assignee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund, which shall be paid to Borrower); provided, however, that Borrower, upon the request of Foothill (or the Eligible Assignee), agrees to repay the amount paid over to Borrower (plus penalties, interest and other charges and any reasonable costs and expenses paid or payable by Foothill (or the Eligible Assignee) is required to repay such refund to such Governmental Authority.

     2.17 PROOF OF PAYMENT OF TAXES. As soon as practicable after the date of any payment of Taxes or Other Taxes by Borrower to the relevant Governmental Authority, Borrower will deliver to Foothill (or the Eligible Assignee) the original or certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

     2.18 TAX FORMS. To the extent relevant, Foothill or any Eligible Assignee shall deliver to Borrower two (2) copies of a properly completed and executed United States Internal Revenue Form W8-BEN and a certificate representing that it (w) is not a "bank" within the meaning of Section 581 of the Code, (x) does not currently own, or own unrestricted options to purchase, ten percent (10%) or more of the total combined voting power of all classes of stock of Borrower, and

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(y) is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code). Such form shall be delivered to Borrower on or before the Fifteenth Amendment Closing Date or the effective date of any assignment to an Eligible Assignee. In addition, Foothill, or any Eligible Assignee, upon the written request of a Borrower, shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by Foothill or any Eligible Assignee. Notwithstanding any other provision of this Agreement, Foothill (or an Eligible Assignee) shall not be required to deliver any form or other document pursuant to this Section 2.18 that Foothill (or the Eligible Assignee) is not legally able to deliver.

     2.19 LIMITATION ON BORROWER'S INDEMNITY OBLIGATIONS. Borrower shall not be required to indemnify Foothill (or any Eligible Assignee) or to pay any Additional Amounts to Foothill (or any Eligible Assignee) pursuant to Section
2.13 and/or Section 2.15 to the extent such obligation would not have arisen but for a failure by Foothill (or the Eligible Assignee) to timely provide the documentation described in Section 2.18. If Foothill (or any Eligible Assignee) makes a claim for payment under Section 2.13 or Section 2.15 of the Agreement, Foothill (or any Eligible Assignee) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file an appropriate certificate or document reasonably requested in writing by Borrower if the making of such a filing would avoid the need for or reduce the amount of any such obligation and which would not, in the sole determination of Foothill (or the Eligible Assignee), be otherwise disadvantageous to Foothill (or the Eligible Assignee). Any provision in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that the Borrower's payment and indemnity obligations as set forth in Section 2.13 and 2.15 of this Agreement shall in all respects be limited to Foothill and to any Eligible Assignee, and that Borrower shall have no such indemnity obligations in the event that this Agreement or any of the Loan Documents or Obligations are transferred or assigned to any Person who is not an Eligible Assignee. It is further expressly understood and agreed that nothing contained in this Agreement shall permit the transfer or assignment of the rights of Foothill in the Loan Account, the Obligations, this Agreement or any other Loan Documents to any person that is not an Eligible Assignee. Neither Foothill nor any Eligible Assignee to whom Foothill may transfer or assign the Loan Account, the Obligations, this Agreement or any other Loan Documents shall transfer or assign the Loan Account, the Obligations, this Agreement or any other Loan Documents to any Person who is not an Eligible Assignee.

     SECTION 2.20 TRANSFER AND MAINTENANCE OF REGISTER. Upon receipt of instruments evidencing the transfer to an Eligible Assignee of the Obligations or any rights to the principal of and interest on, the Advances and Term Loans made by Foothill to Borrower as reflected in the Loan Account, Borrower shall record such transfer in a register to be maintained by Borrower, and such transfer shall be effective only upon recordation. Failure to make any such recordation, or any error in such recordation shall not affect Borrower's obligations in respect of the Obligations or the Advances and Term Loans. Any attempt to transfer the rights of Foothill in and to the Obligations or under this Agreement or any other Loan Documents in contravention of Section 2.19 or this Section 2.20 shall be null and void, ab initio. If Foothill or an Eligible Assignee sells participations in the Advances or the Term Loans as reflected in the Loan Account or in any of the other Obligations, it shall maintain a register with respect to such participations and shall permit the transfer of such participations only if and when the transfer is recorded in the register. No participant who would not have been an Eligible Assignee if the loan were assigned shall be entitled to the gross-up rights and/or the indemnity contained in Section 2.13, Section 2.14 and Section 2.15. Foothill will permit Borrower to review such register maintained by Foothill (or the relevant Eligible Assignee) as reasonably needed for Borrower to comply with its obligations under this Agreement or under any applicable law or governmental regulation or procedure. Nothing contained in this Section 2.20 shall in any way affect the


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
obligations of Foothill under Section 2.9 with respect to the Loan Account to be maintained by Foothill."

          f. The following new Section 2.21 is hereby added to the Loan Agreement as follows:

     "2.21 RESTRUCTURING FEE. On or before the second Business Day after the Fifteenth Amendment Closing Date, Foothill shall pay to Borrower in cash a fee ("Restructuring Fee") in the amount of $950,000, less the amount of the Fifteenth Amendment Fee to be deducted and retained by Foothill. In addition to payment of the Fifteenth Amendment Fee, Borrower may utilize the Restructuring Fee for any other general corporate purposes, including but not limited to Borrower's closing costs related to this Fifteenth Amendment or the Loan Purchase Contract, any transaction or transactions entered into by or on behalf of MEWI or any of its Affiliates and resulting in the acquisition or repurchase of any equity interest or capital stock of MEWI (including but not limited to Series BB Preferred Stock and Common Stock) held by Partnership Acquisition Trust V, a Delaware business trust (the "Trust"), or any of the Trust's Affiliates (including but not limited to Nomura Asset Capital Corporation), and for any one or more Permitted Uses."

          g. The following new Section 3.17 is hereby added to the Loan Agreement as follows:

     "3.17 ADDITIONAL LEASEHOLD MORTGAGES. Borrower shall execute and deliver to Foothill a mortgage (the "Leasehold Mortgage") which shall grant to Foothill a lien on and security interest with respect to Borrower's leasehold interest in each of the real properties (the "Leasehold Mortgage Properties") more particularly described in Exhibit B attached hereto and incorporated herein by reference, subject, however, to the following terms and conditions:

     A. Form of Mortgage. Within ten (10) Business Days following the Fifteenth Amendment Closing Date, Foothill and Borrower shall negotiate and agree on the basic form of Leasehold Mortgage to be used to encumber the Leasehold Mortgage Properties, with such basic form of Leasehold Mortgage to be modified as necessary to comply with the respective laws of the states in which such Leasehold Mortgage Properties are located.

     B.   Consents. Foothill and Borrower acknowledge, understand and agree
(a) that with respect to all of the Leasehold Mortgaged Properties, no Leasehold Mortgage may be placed on a Leasehold Mortgaged Property without the prior written consent of the lessor of the Leasehold Mortgaged Property (the "Lessor"). With respect to each of the Leasehold Mortgage Properties, Borrower shall exert reasonable commercial efforts, or shall cause Borrower's Subsidiary to exert reasonable commercial efforts, (i) to obtain the written consent of the Lessor, and (ii) to deliver to Lender a duly executed Leasehold Mortgage in recordable form, within ninety (90) days following the Fifteenth Amendment Closing Date.

     C. No Liability if Consents Cannot Be Obtained. In the event that Borrower or Borrower's Subsidiary, as the case may be, exerts reasonable commercial efforts to obtain the Lessor consents as contemplated by Section 3.17(B) but is unable to obtain one or more of such Lessor consents, it is expressly understood and agreed that the failure to obtain a Lessor consent shall not under any circumstances constitute a Default or an Event of Default under this Agreement, nor shall Borrower be deemed to be in breach of this Agreement as a result thereof. In the event that the required Lessor consent cannot be obtained by Borrower or Borrower's

Subsidiary, as the case may be, with respect to a Leasehold Mortgaged Property, then no Leasehold Mortgage shall be placed on such Leasehold Mortgaged Property.

     D. Further Assurances. In the event that a Leasehold Mortgage is placed on a Leasehold Mortgaged Property, Borrower or Borrower's Subsidiary, as the case may be, shall execute any and all additional instruments, documents, certificates, financing statements or other agreements as Foothill shall reasonably request and that shall be necessary or appropriate to evidence, perfect or maintain the lien and/or security interest of Foothill with respect to such Leasehold Mortgaged Property."

          h. The following is hereby added to the end of Section 6.3 of the Loan Agreement as follows:

          "Notwithstanding anything to the contrary provided herein, provided an Event of Default has not occurred and is not continuing and provided that Borrower is continuing to obtain at least annually (or more frequently, if required by any federal or state securities laws or any rules or regulations promulgated thereunder) an audit of Borrower by an independent certified public accounting firm approved by Foothill (which approval shall not be unreasonably withheld), Foothill hereby waives any and all procedures and requirements hereunder that allow Foothill to perform any audit of Borrower's financial statements and other similar reports, etc. in accordance with this Loan Agreement, and Foothill will solely rely on the financial statements, etc. prepared and delivered by Borrower's independent auditors. Borrower shall not change its independent certified public accounting firm without the prior written consent of Foothill (which consent shall not be unreasonably withheld). Borrower is, as of the Fifteenth Amendment Closing Date, preparing unaudited monthly financial statements, and Borrower hereby agrees that as long as any Obligations remain outstanding under this Agreement, Borrower shall continue to prepare monthly financial statements and shall provide copies to Foothill."

          i. Section 6.16 of the Loan Agreement is hereby deleted, and is amended and restated in its entirety as follows:

               "6.16 [Intentionally Omitted.]"

          j. Section 7.1 of the Loan Agreement is hereby amended by (i) deleting the period after subsection (g) of said Section, and
               (ii) inserting the following:

               ", (h) upon approval by Foothill (which approval shall not be unreasonably withheld), future indebtedness relating to any financing for a new Park or Parks, and any refinancings, renewals or extensions thereof."

          k. Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "SECTION 7.6 GUARANTEE. Except for (a) guarantees existing on the Closing Date and described on Schedule 7.1 and (b) any Permitted Transactions, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill."

          l. Section 7.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "SECTION 7.9. CHANGE OF CONTROL. Except for any Permitted Transaction, cause, permit, or suffer, directly or indirectly, any Change of Control."

          m. Section 7.19 of the Loan Agreement is hereby deleted, and is amended and restated in its entirety as follows:

               "[Intentionally Omitted.]"

          n. The following new Section 7.20 is hereby added to the Loan Agreement as follows:

     "7.20. IDENTIFICATION OF POTENTIAL COST-SAVING TRANSACTIONS. Within a reasonable time following the Fifteenth Amendment Closing Date and in any event within 180 days after such date, Borrower shall (a) use commercially reasonable efforts to identify ways to reduce Borrower's operating expenses (including, without limitation, accounting, legal costs and other costs associated with being a reporting company under the Securities Exchange Act of 1934, as amended), and (b) determine whether it would be in the best interests of MEWI and the other Borrowers to pursue any such action or transaction and report such determination to Foothill."

          o. Section 8 of the Loan Agreement is hereby amended by (i) deleting the period after Section 8.12 thereof, and inserting the following:

               "8.13. If any default under any note, loan agreement, indenture or similar agreement that evidences a principal amount of debt in excess of $500,000 continues to exist beyond any applicable cure period contained in such note, loan agreement, indenture, or similar agreement, which default shall have resulted in such debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such debt having been discharged, or such acceleration having been rescinded or annulled, within a period of ten (10) Business Days after notice shall have been given to MEWI by Old Hill specifying such default and requiring MEWI to cause debt to be discharged or cause such acceleration to be rescinded or annulled;

               8.14. If within forty-five (45) days following the Fifteenth Amendment Closing Date there has not been completed a transaction or series of transactions entered into by or on behalf of MEWI or any of its Affiliates and resulting in the acquisition or repurchase of all the MEWI Series BB Preferred Stock owned and held by Partnership Acquisition Trust V, a Delaware business trust, or any of its Affiliates (including but not limited to Nomura Asset Capital Corporation)."

          p. Section 13 of the Loan Agreement is hereby deleted, and is amended and restated in its entirety as follows:

               "13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                    THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
               (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW CASTLE, STATE OF DELAWARE. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OR FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
               SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT."

     3. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of Foothill in its discretion, of each of the following conditions precedent:

          a. This Amendment shall have been duly executed and delivered to Foothill, in form and substance satisfactory to Foothill, and shall be in full force and effect;

          b. The Loan Purchase Contract shall have been executed and delivered by Old Hill to Foothill.

          c. Each of the conditions to the effectiveness of the provisions of the Loan Purchase Contract required to be satisfied on or prior to the closing of the Loan Purchase Contract shall have been satisfied or waived in their entirety.

          d. The representations and warranties in this Amendment, the Loan Agreement as amended by this Amendment, and the other Loan

          Documents shall be true and correct in all material respects on and as of the date hereof as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

     e. After giving effect hereto, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein; and

     f. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated hereby shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their respective Affiliates.

4. Conditions Subsequent to the Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the fulfillment, on or before the respective dates applicable thereto, of the following conditions subsequent:

     (a) Within one (1) Business Day following the Fifteenth Amendment Closing Date, Old Hill shall have purchased the Obligations and the Loan Documents from Foothill in accordance with the terms and conditions set forth in the Loan Purchase Contract.

     (b) Within one (1) Business Day following the Fifteenth Amendment Closing Date and concurrently with the purchase by Old Hill of the Obligations and the Loan Documents from Foothill as set forth in Section 4(a) above, Borrower shall have executed and delivered the Note to Old Hill.

     (c) Within thirty (30) days following the Fifteenth Amendment Closing Date, MEWI shall have delivered to Old Hill warrants to purchase the number of shares of MEWI's Series CC Preferred Stock that will, when issued and on a fully-diluted basis, constitute seven and one-half percent (7.5%) of the then-outstanding Series CC Preferred Stock of MEWI as of the Fifteenth Amendment Closing Date, subject to the prior rights and interests of the holders of MEWI Series AA Preferred Stock and the current holders of the MEWI Series CC Preferred Stock.

5. Consent by Foothill. Subject to the satisfaction of each of the conditions to this Amendment, and effective as of the second Business Day after the Fifteenth Amendment Closing Date, Foothill hereby consents to (a) the Release Transactions, and (b) the sale of any Real Properties and "Top Eliminator" lanes owned by Borrower and its Affiliates, in accordance with the terms and provisions of the Loan Agreement, as amended herein. Any provision or agreement to the contrary notwithstanding contained in the Loan Agreement as amended herein or in any other document or agreement to which Borrower and Foothill are parties, neither Borrower nor any of its Affiliates shall have any obligation to market any of the Real Property or other property owned by Borrower or any of its Affiliates.

6. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) the Loan Agreement, as amended by this Amendment, constitutes Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and (c) this Amendment has been duly executed and delivered.

     7. Further Assurances. Borrower shall execute and deliver all financing statements, agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral, and to fully consummate the transactions contemplated under the Loan Agreement and this Amendment.

     8. Effect on Loan Documents. The Loan Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and each hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of any right, power, or remedy of Foothill under the Loan Agreement, as in effect prior to the date hereof.

     9.   Miscellaneous.

          a. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof", or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment, the Thirteenth Amendment, the Fourteenth Amendment and this Amendment.

          b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan
               Agreement shall mean and refer to the Loan Agreement as amended by the First Amendment, the Second Amendment,the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment, the Thirteenth Amendment, the Fourteenth Amendment and this Amendment.

          c. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

          d. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

          e. Borrower and Foothill hereby acknowledge and agree that: (i) no Default or Event of Default exists under or pursuant to the Loan Agreement and the Loan Documents, and (ii) no event, act or omission has occurred that would be a Default or Event of Default with the passage of time and/or notice under the Loan Documents.

          f. Subject to the satisfaction of each of the conditions to this Amendment, and effective as of the second Business Day after the Fifteenth Amendment Closing Date, Foothill hereby waives (i) the Exit Fee, the Early Termination Premium, and any and all outstanding "amendment", "exit" and "early termination" fees under the Loan Documents (whether or not earned or due and payable) including, without limitation, the Fourteenth Amendment Fee, the Twelfth Amendment Fee, and the Ninth Amendment Fee, and
               (ii) any and all accrued interest due and payable through and including the effective date of this Amendment.

          g. Within seven (7) Business Days following the Fifteenth Amendment Closing Date, Borrower shall provide to Old Hill an opinion of counsel for Borrower that shall address the following:

          (i)  The organization, existence and good standing of each Borrower;

          (ii) the power and authority of each Borrower to enter into this Amendment;

          (iii)with respect to each Borrower, the validity and enforceability of this Amendment upon its being duly-executed by Borrower;

          (iv) whether the execution and performance of this Amendment by any Borrower and the consummation of the transactions constitutes a material breach of default under any agreement to which such Borrower is a party; and

          (v) to the extent not covered by title insurance on real estate, the validity and priority of the liens and security interests transferred to Old Hill by Foothill under the terms and conditions of the Loan Purchase Contract (and in that connection, it is understood and agreed that the opinion of counsel for Borrower as to such validity and priority will be satisfactory to Old Hill if Borrower's counsel states that it agrees with the conclusions set forth in that certain opinion letter from the law firm of Rogers and Hardin dated on or about August 22, 1996, or if Borrower obtains agreement from Rogers and Hardin that Old Hill may rely on such opinion letter from Rogers and Hardin.



           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above.

               MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia Corporation MOUNTASIA FAMILY ENTERTAINMENT CENTERS, INC., a Texas corporation MALIBU MANAGEMENT COMPANY, a Georgia corporation
               MALIBU GRAND PRIX CORPORATION, a Delaware corporation
               TUCSON MGPC, INC., an Arizona corporation
               PUENTE HILLS MGPC,INC., a California corporation
               PUENTE HILLS SHOWBOAT MGPC, INC., a California corporation REDONDO BEACH CASTLE MGPC, INC., a California corporation
               REDWOOD CITY CASTLE MGPC, INC., a California corporation
               SAN DIEGO MGPC, INC., a California corporation
               PORTLAND MGPC, INC., an Oregon corporation
               DALLAS CASTLE MGPC, INC., a Texas corporation
               SAN ANTONIO CASTLE MGPC, INC., a Texas corporation
               SAN ANTONIO MGPC, INC., a Texas corporation
               MOUNTASIA DEVELOPMENT COMPANY, a Georgia corporation
               MALIBU GRAND PRIX DESIGN & MANUFACTURING, INC., a California corporation
               MALIBU GRAND PRIX FINANCIAL SERVICES, INC., a California corporation
               OFF TRACK MANAGEMENT, INC., a California corporation
               MGP SPECIAL, INC., a California corporation
               AMUSEMENT MANAGEMENT FLORIDA, INC., a Florida corporation
               MALIBU GRAND PRIX CONSULTING, INC., a California corporation MOUNTASIA - MEI INTERNATIONAL, INC., a Georgia corporation MOUNTASIA - MEI LIMITED COMPANY, INC., a California corporation MOUNTASIA - MEI CALIFORNIA, INC., a California corporation MOUNTASIA - MEI INTERNATIONAL, INC., a Georgia corporation, in its capacity as general partner of MOUNTASIA - MEI CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership
               MALIBU CENTERS, INC., a Delaware corporation



               By:       /s/ R. SCOTT WHEELER
                      --------------------------
               Name:  R. Scott Wheeler
               Title: Responsible officer for each of the above
                      referenced Persons composing Borrower

                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation


                                        By: /s/ Greg Gentry
                                           __________________________
                                        Name:  Greg Gentry
                                        Title: Vice President

                                   SCHEDULE A

                          Schedule of Required Amounts
                        For TE Lanes the Real Properties

     On and after the second Business Day following the Fifteenth Amendment Closing Date (the "Determination Date"), any sale or disposition of any TE Lane or any Real Property listed in this Schedule A that Borrower reasonably anticipates will generate Net Cash Proceeds equal to or greater than eighty five percent (85%) of the Target Price for such TE Lane or such Real Property shall be a Permitted Disposition. Notwithstanding anything to the contrary provided in this Agreement, upon the sale or disposition of any TE Lane or any such Real Property occurring on or after the Determination Date and in accordance with this Schedule A, there shall be no Required Amount, and no mandatory payment to Foothill or other payment to reduce the outstanding principal balance on the Obligations or the Loan Account shall be required hereunder, until the aggregate amount of Net Cash Proceeds received by Borrower from all sales or dispositions of TE Lanes and/or such Real Properties occurring on or after the Determination Date shall equal $2,000,000 (exclusive of the aggregate amount of Net Cash Proceeds received by Borrower from the Release Transactions). Thereafter, upon any sale or disposition of any TE Lanes and/or Real Property in accordance with this Schedule A, the Required Amount with respect to such sale or disposition shall be fifty percent (50%) of the Net Cash Proceeds received by Borrower in connection with such sale or disposition of such TE Lane or such Real Property until such time as the aggregate amount of Net Cash Proceeds received by Borrower from all sales or dispositions of TE Lanes and/or Real Properties occurring on or after the Determination Date shall equal $4,000,000 (exclusive of the aggregate amount of Net Cash Proceeds received by Borrower from the Release Transactions). Thereafter, upon any sale or disposition of any such TE Lane and/or such Real Property in accordance with this Schedule A, the Required Amount with respect to such sale or disposition shall be seventy five percent (75%) of the Net Cash Proceeds received by Borrower in connection with such sale or disposition.

     The Target Price for the sale or disposition of TE Lanes shall be $150,000 per TE Lane.

     The Target Price for the sale or disposition of each Real Property is as set forth hereinafter.

Real Property             Target Price
-------------             ------------
Portland MGP
9405 SW Cascade Avenue
Washington County
Beaverton, Oregon 97005     $  200,000

Austin MGP
7417 I-35 North
Travis County
Austin, Texas 78752         $  300,000

Mountasia of Kingwood
2600 Eastex Freeway
Montgomery County
Kingwood, Texas 77339       $1,000,000

Mountasia of North Cobb
175 Ernest Barrett Parkway
Cobb County
Marietta, Georgia 30066                           $1,200,000

Mountasia of Willowbrook
17190 Tomball Parkway
Harris County
Houston, Texas 77064                              $1,400,000

Redondo Beach Castle MGP
2419 Marine Avenue
Los Angeles County
Redondo Beach, California 90278                   $1,500,000

Tampa MGP (as the same shall exist after the
sale and leaseback contemplated by and
permitted in the definition of "Release
Transactions")
14230 North Nebraska
Hillsborough County
Tampa, Florida 33613                              $1,500,000

Redwood City MGP
320 Blomquist
San Mateo County
Redwood City, California 92078                    $2,000,000

Gwinnett MGP
5400 Brook Hollow Parkway
Gwinnett County
Norcross, Georgia 30071                           $2,000,000

San Antonio Castle MGP
3330 Cherry Ridge Road
Bexar County
San Antonio, Texas 78230                          $2,500,000

Dallas SpeedZone
11130 Malibu Drive
Dallas County
Dallas, Texas 75229                               $8,000,000

Puente Hills SpeedZone
17871 Castleton
Los Angeles County
City of Industry, California 91748                $12,000,000

New SpeedZone (To be acquired and

developed)                                        $18,000,000

There are no Target Prices for either of the following two Real Properties, which may be sold or disposed of for such prices as Borrower shall in its discretion determine. Any such sale or disposition shall be a Permitted Disposition. The Net Cash Proceeds from the sale or disposition of such two Real Properties shall be subject to the provisions of this Schedule A.

Mountasia of Henderson                  Houston Castle MGP
2050 Olympic Avenue                     1105 West Loop North
Clark County                            Harris County
Henderson, Nevada 89014                 Houston, Texas 77055

                                   EXHIBIT A
                                Promissory Note
                               (Attached Hereto)

                                PROMISSORY NOTE

$12,700,000
September 7, 2001



                                   Recitals:

     1. The undersigned (collectively, "Maker") and Foothill Capital Corporation, a California corporation ("Foothill"), are parties to that certain Consolidated, Amended, and Restated Loan Agreement entered into as of August 22, 1996, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth and Fifteenth Amendments (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement").

     2. Maker hereby acknowledges that although as of the date of this Promissory Note (this "Note"), Maker is obligated under the terms and conditions of the Loan Agreement in the principal amount of $12,700,000, together with all accrued and unpaid interest thereon (collectively, the "Loan"), there exists no promissory note evidencing the Loan and the Indebtedness of Maker under the Loan Agreement.

     3. Under the terms and conditions of Amendment Number Fifteen to the Loan Agreement and in connection with the purchase of the Loan from Foothill by Old Hill Partners Inc., a Delaware corporation ("Old Hill"), Maker has agreed to execute and deliver this Note to Old Hill.

     4. This Note is evidence of the Loan made originally by Foothill to Maker and acquired from Foothill by Old Hill, and is executed pursuant to, and is subject to the terms and conditions of, the Loan Agreement. This Note is being issued in replacement of and in substitution for any and all promissory notes or other negotiable Instruments contemplated by the Loan Agreement. All capitalized or defined terms used herein without a definition shall have the meanings ascribed to such terms as set forth in the Loan Agreement. This Note is executed to be effective as of the date first set forth above (the "Effective Date").

     FOR VALUE RECEIVED. Maker promises to pay to the order of Old Hill (together with any subsequent holder of this Note, "Holder"), at its offices located at 22 Thorndal Circle, Darien, Connecticut 06820, or at such other address or to such account as Holder may from time to time designate in writing, the principal amount of TWELVE MILLION SEVEN HUNDRED THOUSAND AND NO/100 UNITED STATES DOLLARS ($12,700,000.00), together with interest thereon, from the date thereof on the unpaid principal balance at the rate and as otherwise herein provided. Unless otherwise specified by Holder in writing, all payments on this Note shall be made in lawful money of the United States of America and in immediately available funds.

     Interest shall accrue on the unpaid principal balance of this Note at the rate of fourteen percent (14%) per annum. Interest on the unpaid principal balance of this Note shall be computed on the actual number of days elapsed, based on a year of 360 days.

     The unpaid principal amount of this Note and all accrued and unpaid interest thereon shall become due and payable as follows:

          a. On the first day of the calendar month immediately following the calendar month in which the Effective Date of this Note occurs, Maker shall pay all interest accrued on this Note since the Effective Date.

          b. Thereafter, on the first day of each succeeding calendar month (each, an "INTEREST PAYMENT DATE"), Maker shall pay all then-accrued and unpaid interest on this Note on such Interest Payment Date.

          c.   Maker shall repay the entire outstanding principal amount of this
               Note in full on August 21, 2003 (the "Maturity Date"), together with all accrued and unpaid interest thereon up to (but excluding) the date of repayment; provided, however, that maker may extend the Maturity Date for one additional year to August 21, 2004 upon (i) delivery of written notice of such extension to Holder on or before June 21, 2003 (the "Extension Notice"), and
               (ii) payment to Holder of an extension fee (the "Extension Fee") equal to one percent (1%) of the then-current outstanding principal balance of this Note as of the date of such Extension Notice (described in the immediately preceding clause (i)), which Extension Fee may be added to the principal balance of this Note in lieu of payment on such date upon the election of Maker in its sole discretion.

     During the twelve (12) month period following the Effective Date, Maker shall not be entitled to make any prepayment with respect to this Note. Thereafter, Maker may at its option; at any time, and upon sixty (60) days' prior written notice to Holder, prepay in whole or in part the outstanding principal balance of this Note without premium or penalty.

     Holder shall maintain a register in which the ownership of this Note is recorded, including the amount of principal and interest payable and paid to Holder from time to time hereunder. Upon receipt of instruments evidencing the transfer of this Note, Holder shall record such transfer in such register, and such transfer shall be effective only upon recordation. Failure of Holder to maintain such register or any error therein shall not in any manner affect the obligation of Maker in respect of this Note.

     From and after and during the continuation of an Event of Default, all principal, accrued and unpaid interest and any other amount due hereunder shall bear interest at a per annum rate (the "Default Rate") equal to 3.0 percentage points above the Non-Default Rate. Maker shall also pay to Holder, in addition to the amount due, all reasonable costs and expenses incurred by Holder in collecting or enforcing, or attempting to collect or enforce, this Note, including without limitation court costs and reasonable attorneys' fees and expenses (including reasonable attorneys' fees and expenses on any appeal by either Maker or Holder and in any bankruptcy proceeding).

     With respect to the amounts due pursuant to this Note, Maker waives demand, presentment for payment, protest, notice of dishonor, notice of nonpayment, notice of acceleration, notice of intent to accelerate, protest and demand, notice of protest, protest suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note.

     In no event shall any payment or amount deemed to constitute interest due or payable hereunder ever exceed the maximum rate of interest permitted by applicable law (the "Maximum Amount"), and in the event such payment is inadvertently made by Maker or inadvertently received by Holder, then such sum shall be credited as a payment of principal or other amounts (other than interest) outstanding hereunder, and, if in excess of the outstanding amount of principal or other amounts outstanding hereunder, shall be immediately returned to Maker upon such determination. It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

     Holder shall not by any act, delay, omission, or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge, or termination of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities, or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged. The obligations of Maker hereunder shall be binding upon and enforceable against Maker and its successors and assigns and shall inure to the benefit of Holder and its successors and assignees.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     This Note was negotiated in Delaware, and made by Maker and accepted by Holder in the State of Delaware, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, including without limitation matters of construction, validity, and performance, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware and any applicable law of the United States of America. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the laws of any other jurisdiction govern this Note.

     MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING WITHOUT LIMITATION ANY TORT ACTION, BROUGHT WITH RESPECT TO THIS NOTE. HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF MAKER'S KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT TO IRREVOCABLY WAIVE ITS RIGHTS TO TRIAL BY JURY, AND ITS AGREMENT THAT, TO THE FULLEST EXTENT LAWFULLY PERMISSIBLE, AND DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     Maker may not assign this Note or any of its rights or obligations hereunder, nor delegate the same, without the prior written consent of Holder (which consent may be given or withheld in the sole discretion of Holder). Holder may assign this Note or any of its rights or obligations hereunder in whole or in part, and/or delegate the same, without prior consent of or notice to Maker.

     This Note is being issued in replacement of and in substitution for any and all promissory notes or other negotiable instruments contemplated by the Loan Agreement.

     THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE MAKER AND THE HOLDER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.




           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed on its behalf as of the day and year first above written.

            MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation MOUNTASIA FAMILY ENTERTAINMENT CENTERS, INC., a Texas corporation MALIBU MANAGEMENT COMPANY, a Georgia corporation
            MALIBU GRAND PRIX CORPORATION, a Delaware corporation
            TUCSON MGPC, INC., an Arizona corporation
            PUENTE HILLS MGPC, INC., a California corporation
            PUENTE HILLS SHOWBOAT MGPC, INC., a California corporation
            REDONDO BEACH CASTLE MGPC, INC., a California corporation
            REDWOOD CITY CASTLE MGPC, INC., a California corporation
            SAN DIEGO MGPC, INC., a California corporation
            PORTLAND MGPC, INC., an Oregon corporation
            DALLAS CASTLE MGPC, INC., a Texas corporation
            SAN ANTONIO CASTLE MGPC, INC., a Texas corporation
            SAN ANTONIO MGPC, INC., a Texas corporation
            MOUNTASIA DEVELOPMENT COMPANY, a Georgia corporation
            MALIBU GRAND PRIX DESIGN & MANUFACTURING, INC., a California corporation
            MALIBU GRAND PRIX FINANCIAL SERVICES, INC., a California corporation OFF TRACK MANAGEMENT, INC., a California corporation
            MGP SPECIAL, INC., a California corporation
            AMUSEMENT MANAGEMENT FLORIDA, INC., a Florida corporation
            MALIBU GRAND PRIX CONSULTING, INC., a California corporation MOUNTASIA - MEI INTERNATIONAL, INC., a Georgia corporation
            MOUNTASIA - MEI LIMITED COMPANY, INC., a California corporation MOUNTASIA - MEI CALIFORNIA, INC., a California corporation
            MOUNTASIA - MEI INTERNATIONAL, INC., a Georgia corporation, in its capacity as general partner of MOUNTASIA - MEI CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership
            MALIBU CENTERS, INC., a Delaware corporation



            By: ____________________________________________
            Name:  R. Scott Wheeler
            Title: Responsible officer for each of the above
                   referenced Persons composing Borrower

                                   EXHIBIT B

                         Leasehold Mortgage Properties

                          Austin MGP
                          7417 I-35 North
                          Travis County
                          Austin, Texas 78752

                          Columbus MGP
                          1201 Schrock Road
                          Franklin County
                          Columbus, Ohio 43229

                          Gwinnett MGP
                          5400 Brook Hollow Parkway
                          Gwinnett County
                          Norcross, Georgia 30071

                          Houston Castle MGP
                          1105 West Loop North
                          Harris County
                          Houston, Texas 77055

                          Mountasia of North Cobb
                          175 Ernest Barrett Parkway
                          Cobb County
                          Marietta, Georgia 30066

                          Mountasia of Plano
                          2400 Premier Drive
                          Collin County
                          Plano, Texas 75075

                          Mountasia of Willowbrook
                          17190 Tomball Parkway
                          Harris County
                          Houston, Texas 77064

                          Puente Hills SpeedZone
                          17871 Castleton
                          Los Angeles County
                          City of Industry, California 91748